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PIONEER XTRAVISION                         ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
VARIABLE ANNUITY APPLICATION                              440 LINCOLN STREET, WORCESTER, MA 01653

1 OWNER

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 First Name, Middle Initial, Last Name                        Social Security Number

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 Address                                                      Date of Birth/Trust

------------------------------------------------------------    / / Male     / / Female     / /Trust
 City, State, Zip

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2 JOINT OWNER       (If any)
                                                            /   /
----------------------------------------------------------------------        / / Male   / / Female
 Name                       Social Security Number     Date of Birth

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3 ANNUITANT       (Complete only if different from the Owner in Section 1)
                                                            /  /
----------------------------------------------------------------------       / / Male    / / Female
 Name                                                  Date of Birth
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4 JOINT ANNUITANT   (If any)
                                                            /   /
----------------------------------------------------------------------        / / Male   / / Female
 Name                                                  Date of Birth
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5 BENEFICIARY(IES)   For Joint Owners, surviving Owner is always Primary beneficiary.
                     If beneficiary is a trust, provide date of trust.

 Primary
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            Name                                       Relationship to Owner
Contingent
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            Name                                       Relationship to Owner
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6 TYPE OF PLAN   *Additional forms required

 / / Nonqualified                  / / 401(k) Profit Sharing*     / / IRA  TAX YEAR  _____   / / Roth IRA  TAX YEAR  _____
 / / Nonqualified Deferred Comp.   / / 403(b) TSA*                / / IRA Rollover           / / Roth IRA Rollover/Conversion
 / /401(a) Pension/Profit Sharing* / / 457 Deferred Compensation* / / IRA Transfer           / / SEP-IRA*  TAX YEAR  _____
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7 ALLOCATION OF PURCHASE PAYMENTS       Make check payable to Allmerica Financial
Please allocate my purchase payment of  $______________ as follows:
   _____% Emerging Markets       _____% Growth Shares        _____% Balanced           _____% Money Market
   _____% International Growth   _____% Real Estate Growth   _____% Swiss Franc Bond   _____% ____________
   _____% Europe                 _____% Growth and Income    _____% Strategic Income   _____% Fixed Account
   _____% Capital Growth         _____% Equity-Income        _____% America Income

Guarantee Period Accounts (GPAs)  ($1,000 min.) Not available in Maryland, Oregon and Pennsylvania.
   _____% 2 Year   _____% 5 Year   _____%  8 Year
   _____% 3 Year   _____% 6 Year   _____%  9 Year
   _____% 4 Year   _____% 7 Year   _____% 10 Year

      ALL ALLOCATIONS ABOVE (TO VARIABLE, FIXED AND GUARANTEE PERIOD ACCOUNTS) MUST TOTAL 100%.
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/ /  I elect the BUILD WITH INTEREST & GROWTH (BIG) PLAN. Allocate part of my purchase payment to the ____ year GPA such that, at the end of the Guarantee Period, the GPA value is equal to my purchase payment. The remaining balance will be allocated as indicated above.

/ /  I elect AUTOMATIC ACCOUNT REBALANCING (AAR) among the above variable accounts:
     / / Monthly    / / Quarterly    / / Semi-annually    / / Annually

/ /  I elect DOLLAR COST AVERAGING (DCA) (not available with AAR) from:
     / /Fixed Account   / / America Income    / / Money Market

   Amount per transfer    Transfer to (write in variable account name)
   $ ________________     ___________________________________________  DCA into the Fixed or Guarantee Period
   $ ________________     ___________________________________________  Accounts is not available.
   $ ________________     ___________________________________________
   $ ________________     ___________________________________________
   $ ________________     Total amount per transfer    / / Monthly   / / Quarterly   / / Semi-annually   / /Annually


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8 OPTIONAL RIDERS
 / / Enhanced Death Benefit:   / / (1) 7% yield on amount invested   / /(2) Highest contract anniversary account value
 / / (3) Both (1) & (2)
 / / Minimum Guaranteed Annuity Payout (M-GAP)   / / 10 year   / / 15 year
 / / Guaranteed Principal Protection             / / 10 year   / / 15 year
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9 REPLACEMENT
Will the proposed contract replace or change any existing annuity or life insurance policy?
 / / No   / / Yes (if yes, list company name and policy number) __________________________________

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10 TELEPHONE AUTHORIZATION

I/We authorize and direct Allmerica Financial to accept telephone instructions from any person who can furnish proper identification to effect transfers, future payment allocation changes and obtain values. Neither Allmerica Financial nor its affiliates and their collective directors, officers, employee and agents will be responsible for any claim arising from such action if Allmerica Financial acted on instructions in good faith and in reliance on this authorization.

/ / I/WE DO NOT accept this telephone privilege.

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11. SYSTEMATIC WITHDRAWALS     Systematic Withdrawals are not available from the Guarantee Period Accounts.
Begin withdrawals: later of 15 days after issue or ______/_____/_______
Amount:   / / _______% of purchase payment  (maximum 15% without surrender charge)
          / /$_______ per frequency    / / Check here if you do not wish to exceed the maximum available without surrender charge
Frequency:   / / Monthly   / / Quarterly   / / Semi-annually   / / Annually
Withdraw:    / / Pro rata from all accounts or
    _________ %  from __________________________    _________%   from _____________________
    _________ %  from __________________________    _________%   from _____________________

Tax Withholding:  / / Do NOT Withhold Federal Income Taxes   / / Do Withhold at 10% or __________ (% or $)
Direct Deposit:   / / Check here for Electronic Funds Transfer (Direct Deposit). I authorize the Company to correct electronically any overpayments or erroneous credits made to my account. ATTACH A VOIDED CHECK.
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12 REMARKS

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NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties." NOTICE TO COLORADO/KENTUCKY/MAINE/NEW
MEXICO/PENNSYLVANIA RESIDENTS ONLY: "Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties." NOTICE TO FLORIDA RESIDENTS ONLY: "Any person who, knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree."

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13 SIGNATURES
I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete.
I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. If IRA, Roth, or SEP-IRA application, I/WE RECEIVED A DISCLOSURE BUYERS GUIDE.
I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR
AMOUNT; AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE
OPERATION OF WHICH MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT.

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 Signature of Owner                                    Signature of Joint Owner

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 Signed at (City and State)                            Date

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14 REGISTERED REPRESENTATIVE/DEALER INFORMATION
Does the contract applied for replace an existing annuity or life insurance policy?
                                                                        / / YES (ATTACH REPLACEMENT FORMS AS REQUIRED)   / / NO
I certify that the information provided by the owner(s) has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner(s).


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Signature of Registered Representative       Social Security #     TR Code            Telephone

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Printed Name of Registered Representative    B/D Client Account #   Printed Name of Broker/Dealer

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Branch office Street Address for Contract Delivery                                     Telephone
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